SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2017

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 9, 2017, The Priceline Group Inc. (the "Company") announced that Daniel J. Finnegan, the Company's Chief Financial Officer and Chief Accounting Officer, plans to retire pending the hiring of his successor. In connection with Mr. Finnegan's planned retirement, on May 11, 2017 the Company and Mr. Finnegan entered into a letter agreement relating to the terms of Mr. Finnegan's continued service to the Company until and following the hiring of his successor (the "New Agreement"). The New Agreement supplements the terms of the letter agreement between the Company and Mr. Finnegan dated October 19, 2005, as amended on December 16, 2008 (the "Employment Agreement").

The New Agreement provides that:

•
Mr. Finnegan shall remain a full-time employee and continue to serve as the Company's Chief Financial Officer and Chief Accounting Officer until a successor begins employment with the Company, and that the Employment Agreement will remain in effect during this period. During this period Mr. Finnegan will continue to receive a base salary of $315,000 and he will be eligible for a cash bonus with respect to the year ending December 31, 2017.

•	After his successor begins employment with the Company and until March 4, 2018, Mr. Finnegan will be a part-time employee of the Company.

•	On March 5, 2018, Mr. Finnegan will voluntarily retire from the Company, and from March 5, 2018 until March 4, 2019, Mr. Finnegan will be a consultant to the Company.

Pursuant to the terms of the New Agreement, Mr. Finnegan will not be eligible for a cash bonus for any period after December 31, 2017 and, upon his retirement as an employee of the Company on March 5, 2018, he will continue to vest in the performance share unit award granted him on March 4, 2016 while serving as a consultant to the Company but will forfeit the performance share unit award granted him on March 4, 2017.

The above description of the New Agreement is a summary only, and is qualified in its entirety by reference to the New Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
99.1    Letter Agreement, dated May 11, 2017, between the Company and Daniel J. Finnegan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.

By:	/s/ Peter J. Millones
	Name:	Peter J. Millones
	Title:	Executive Vice President, General Counsel and Secretary

Date:  May 12, 2017

EXHIBIT INDEX

Exhibit No.    Description

99.1        Letter Agreement, dated May 11, 2017, between the Company and Daniel J. Finnegan